                               OPPENHEIMER FUNDS

                           COMPENSATION DEFERRAL PLAN
               As Amended and Restated Effective January 1, 2008

                                   PREAMBLE

         The  registered  open-end  investment  companies  listed on  Schedule A hereto  (the  "Funds"),  with  principal  offices  at  6803  South  Tucson  Way,
Englewood,  CO 80112,  hereby  establish  this  Compensation  Deferral  Plan for
Eligible  Trustees  (the  "Plan").  The  purpose  of the  Plan is to  allow  the
Eligible  Trustees  to defer  receipt  of all or a portion  of the  compensation
they  earn  as  directors  in  lieu  of  receiving   current  payments  of  such
compensation.  The  Plan  is not  covered  by  the  Employee  Retirement  Income
Security Act of 1974,  as amended.  It was  originally  adopted  effective as of
December 1, 2006 and has been  amended and restated  effective  January 1, 2008.
The  Plan  is  intended  to  supersede  and  to  consolidate  all  non-qualified
elective   deferred   compensation   arrangements   with   Trustees   previously
instituted by the Funds.

1.   DEFINITION OF TERMS AND CONSTRUCTION

     1.1   Definitions.  Unless a  different  meaning is plainly  implied by the context,  the  following  terms  as  used  in  this  Plan  shall  have  the following meanings:

           "Administrator" shall mean the Treasurer of the Funds.

           "Beneficiary"  shall mean such person or persons designated  pursuant to  Section  4.7 hereof to  receive  benefits  after the death of the
           Trustee.

           "Board" or "Board of  Trustees"  shall mean the Board of  Trustees of the Funds.

           "Change  in  Control"  shall  mean  a  change  in  the  ownership  or effective  control of a corporation,  or a change in the ownership of a substantial  portion of the assets of the  corporation,  as defined under Section 409A of the Code and Regulations.

           "Code"  shall  mean the  Internal  Revenue  Code of 1986,  as amended from time to time, or any successor statute.

           "Compensation"  shall mean the amount of  directors'  fees payable by the Funds to the Trustee  for  services  performed  during a Deferral
           Year prior to reduction for  Compensation  Deferrals  made under this
           Plan.

           "Compensation  Deferral"  shall  mean the  amount or  amounts  of the
           Trustee's Compensation deferred under this Plan.

           "Deferral  Account" shall mean the account  maintained to reflect the
           Trustee's  Compensation  Deferrals made pursuant to this Plan and any other credits or debits thereto.

           "Deferral   Election"  shall  mean  the  Eligible   Trustee's  annual
           election to defer his or her Compensation under Section 3.1 hereof.

           "Deferral  Election  Notice"  shall  mean  the  notice  described  in
           Section  3.1  hereof,  a sample  copy of which  is  attached  to this
           Plan.

           "Deferral  Year"  shall  mean each  calendar  year  during  which the
           Trustee makes, or is entitled to make,  Compensation  Deferrals under
           Section 3 hereof.

           "Designated  Investment"  shall mean the investment  medium  selected by a Trustee under Section 3.3.

           "Disabled"  shall mean  unable to engage in any  substantial  gainful activity by reason of any medically  determinable  physical or mental impairment  which  can be  expected  to  result  in  death  or can be expected  to  last  for a  continuous  period  of not  less  than  12 months.

           "Eligible  Trustee"  shall mean a member of the Board of Trustees who
           is  not  an   "affiliated   person"   of  the   investment   adviser,
           administrator  or principal  underwriter of any of the Funds, as such term is defined under Section  2(a)(3) of the Investment  Company Act of 1940, as amended.

           "Hardship and  Unforeseeable  Emergency"  shall mean severe financial hardship  to  a  Trustee  resulting  from  a  sudden  and  unexpected illness or  accident of the  Trustee,  the spouse of the Trustee or a dependent (as defined in Section 152 of the Code,  without  regard to
           Section  152(b)(1,  (b)(2),  and  (d)(1)(B)  of  the  Code),  of  the
           Trustee,  loss of the  Trustee's  property due to casualty,  or other similar extraordinary and unforeseeable  circumstances,  arising from
           events   beyond  the   Trustee's   control.   Whether   circumstances
           constitute  a Hardship  and  Unforeseeable  Emergency  depends on the facts of each  case,  as  determined  by the  Board,  but in any case does not include a hardship that may be relieved:

           (1)      through reimbursement or compensation by insurance or
                    otherwise;
           (2)      by liquidation of the Trustee's assets to the extent that
                    liquidation itself would not cause such a severe financial hardship; or
           (3)      by ceasing to defer receipt of any Compensation not yet
                    earned.

           The term "Hardship and  Unforeseeable  Emergency" shall have the same
           meaning   as  the   term   "unforeseeable   emergency"   as  used  in
           Regulations  and  shall be  applied  accordingly.  The need to send a
           Trustee's  child to college  and the desire to  purchase a home shall not constitute a Hardship and Unforeseeable Emergency.

           "Investment  Direction  Notice"  shall mean the notice  described  in
           Section  3.3  hereof,  a sample  copy of which  is  attached  to this
           Plan.

           "Regulations"  shall mean Treasury  Regulations  issued under Section
           409A of the Code, whether proposed, temporary, or final.

           "Separation  from Service"  shall mean the date as of which a Trustee ceases to be a member of the Board of  Trustees,  provided  that such event  constitutes a "separation  from service" as defined in Section
           409A of the Code and Regulations.

           "Valuation  Date" shall mean the last  business day of each  calendar year and any other day upon  which a Fund  makes a  valuation  of the
           Deferral Account.

     1.2   Plurals and Gender.  Where  appearing in this Plan the singular shall include the plural and the  masculine  shall  include  the  feminine, and vice  versa,  unless the  context  clearly  indicates a different meaning.

     1.3   Trustees  and  Directors.  Where  appearing  in this Plan,  "Trustee"
           shall also refer to  "Director"  and "General  Partner" and "Board of
           Trustees"  shall  also  refer to "Board of  Directors"  and  "General
           Partners" and, where the context permits, "Eligible Trustees."

     1.4    Headings.  The  headings and  subheadings  in this Plan are inserted for the  convenience  of reference  only and are to be ignored in any construction of the provisions hereof.

2.   PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

     2.1   Commencement  of  Compensation  Deferrals.  An  Eligible  Trustee may
           elect,   on   a   Deferral   Election   Notice   submitted   to   the
           Administrator,   to  make  Compensation  Deferrals  under  Section  3
           hereof  for the first  Deferral  Year  beginning  after the date such form is submitted to the Administrator.

     2.2   Termination  of Deferrals.  The Trustee shall not be eligible to make
           Compensation  Deferrals  with  respect to a Fund after the earlier of the following dates:

           (a)    The last day of the Deferral Year in which he or she ceases to serve as an Eligible Trustee of that Fund; or
           (b)    The effective date of the termination of this Plan.

3.   COMPENSATION DEFERRALS

     3.1    Compensation Deferral Elections.

           (a)    On  or  prior  to  December  15  of  the  year  preceding  the
                  Deferral  Year, an Eligible  Trustee may elect,  on a Deferral
                  Election  Notice in the form  attached to this Plan,  to defer the  receipt  of all or a portion  of his or her  Compensation for such  Deferral  Year.  A  Deferral  Election  shall  apply only to the single  Deferral Year for which a Deferral  Notice has  been  submitted  in  accordance  with  this  Plan;  a new
                  Deferral  Election must be filed for any  subsequent  Deferral
                  Year for which an Eligible  Trustee  wishes to  participate in this Plan.  The Deferral Election Notice shall include:

                  (1)      The amount or percentage of Compensation to be
                           deferred;
                  (2)      If the period of deferral is not specified
                           to end as of the date of the Trustee's Separation
                           from Service, the number of whole years for which
                           receipt of Compensation is to be deferred, which
                           number of whole years must be three or more,
                           provided that the period of deferral may not extend
                           beyond the Trustee's Separation from Service;
                  (3)      The manner of distribution of such Compensation
                           Deferrals (i.e., whether in a lump sum or in a
                           number of annual installments);
                  (4)      A completed and signed "Beneficiary Designation
                           Notice" in the form attached to this Plan; and
                  (5)      A completed and signed "Investment Direction
                           Notice," in the form attached to this Plan.

         (b)      Compensation  Deferrals  shall be withheld  from each  payment of  Compensation  by the Funds to the  Trustee  in  accordance with the amount of  Compensation  Deferrals  specified  by the
                  Trustee in his or her Deferral Election Notice.

3.2      Valuation of Deferral Account.

         (a)      The Funds shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Trustee's
                  Compensation Deferrals under this Plan.  Compensation
                  Deferrals shall be allocated to the Deferral Account on the first business day following the date such Compensation
                  Deferrals are withheld from the Trustee's Compensation.  As of the date of this Plan, the Deferral Account also shall be credited with the amount credited to the Trustee under each other outstanding elective deferred compensation agreement entered into by and between the Fund and the Trustee which is superseded by the Plan pursuant to Section 6.9 hereof.
                  The Deferral Account shall be debited to reflect any
                  distributions from such Account. Such debits shall be
                  allocated to the Deferral Account as of the date such
                  distributions are made.

         (b)      As of each Valuation Date, income, gain and loss equivalents
                  (determined as if the Deferral Account is invested in the
                  manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to or deducted from the Trustee's Deferral
                  Account.

3.3      Investment of Deferral Account Balance.

         (a)      (1)    At the time of submission of a Deferral Election
                  Notice, the Trustee shall select, from various options made available by the Funds, the investment media (each, a
                  "Designated Investment") in which all or part of his or her
                  Deferral Account shall be deemed to be invested; provided, however, that the total number of different Designated
                  Investments selected by a Trustee in all Deferral Election
                  Notices for all Deferral Years may not exceed six (6).

                  (2)    The Trustee shall select Designated Investments on an
                  Investment Direction Notice in the form attached to this
                  Plan.  The Trustee may amend his or her investment
                  designation as of the end of each calendar quarter by giving written direction to the Administrator at least 30 days
                  prior to the end of such calendar quarter.  A timely change to a Trustee's Designated Investments shall become effective on the first day of the calendar quarter following receipt by the Administrator.

                  (3)    The investment media deemed to be made available to
                  the Trustee, and any limitation on the maximum or minimum
                  percentages of the Trustee's Deferral Account that may be
                  invested in any particular medium, shall be the same as from time-to-time communicated to the Trustee by the
                  Administrator, and need not be limited to the Funds
                  themselves. The Fund shall provide a quarterly statement to the Trustee showing such information as is appropriate,
                  including the aggregate amount in the Deferral Account, as of a reasonably current date.

(b)      Except as provided below, the Trustee's Deferral Account shall be deemed to be invested in accordance with his or her
                  investment designations, provided such designations conform to the provisions of the Plan. If

                  (1)    the Trustee does not furnish the Administrator with
                  written investment instructions,
                  (2)    the written investment instructions from the Trustee
                  are unclear or not in conformity with this Plan, or
                  (3)    less than all of the Trustee's Deferral Account is
                  covered by such written investment instructions,

                  then  any   portion   of  the   Trustee's   Deferral   Account
                  corresponding  to a Deferral  Election Notice or an Investment
                  Direction  Notice  that is not in  conformity  with  the  Plan shall  be  deemed  to be  invested  in the  Oppenheimer  Money
                  Market Fund until such time as the Trustee  shall  provide the
                  Administrator with appropriate investment instructions.

         (c)      If a Designated Investment pays a stock dividend on, or
                  splits, combines, reclassifies or substitutes other
                  securities by merger, consolidation or  otherwise for, its outstanding shares, the Trustee's Deferral Account shall be adjusted in order to preserve rights substantially
                  proportional to the rights deemed held immediately prior to such event.  On each payment date of dividends or capital
                  gains distributions declared on shares of any Designated
                  Investment in which a Trustee's Deferral Account is deemed invested, the Deferral Account will be credited with
                  appropriate adjustments reflecting all dividends or capital gains distributions which would have been realized had such account been invested in shares of such Designated
                  Investment and such dividend or capital gains distribution had been received and reinvested. The adjustments under this subsection (c) shall be deemed to be made as if the amount in the Trustee's Deferral Account were actually invested in shares of the Designated Investment undergoing the event
                  requiring adjustment hereunder.

         (d)      If a Designated Investment is liquidated, a Trustee may file with the Administrator a revised Investment Direction Notice specifying an investment medium under this Plan in which the amount of his or her Deferral Fund previously invested in
                  the liquidated Designated Investment shall be deemed
                  invested.  If no such revised notice is received by the
                  Administrator, the amount of the Trustee's Deferral Account attributable to the liquidated Designated Investment shall be deemed invested in the Oppenheimer Money Market Fund.

3.4      Transfers  from Other  Deferred  Compensation  Programs.  In 2006,  the
         Amended and Restated  Retirement  Plan for  Non-Interested  Trustees or
         Directors  of the  New  York-Based  Oppenheimer  Funds  (the  "Board  I
         SERP") was frozen.  As part of the freezing  process,  certain Trustees made  irrevocable  elections to transfer  the credit  standing to their account  in the Board I SERP to this Plan.  In 2007,  the  Amended  and
         Restated Retirement Plan for  Non-Independent  Trustees or Directors of
         the Oppenheimer  Quest Funds,  the Oppenheimer  Rochester Funds and the
         Oppenheimer  Midcap  Fund (the  "Board III SERP") was  frozen.  As part of the freezing  process,  certain Trustees made irrevocable  elections to  transfer  the  credit  standing  to their  account in the Board III
         SERP to this  Plan.  The  distribution  of  these  transferred  amounts
         shall  be   governed   by  the   irrevocable   election   made  by  the
         transferring  Trustee prior to and in  connection  with the transfer to this Plan.

4.       DISTRIBUTIONS FROM DEFERRAL ACCOUNT

         4.1      Eligible Trustee's  Election.  An Eligible Trustee shall elect at the  time  of his or her  Deferral  Election  the  form  of distribution, which may be either:

                  (a)      Lump sum;

                  (b)      Annual installments over a period of five (5) years,
                           with each installment being equal to the balance in
                           the Deferral Account immediately prior to payment of
                           the installment divided by the number of
                           installments remaining to be paid (including the
                           installment the amount of which is being
                           determined);

                  (c)      Annual installments over a period of ten (10)
                           years, with each installment being equal to the
                           balance in the Deferral Account immediately prior
                           to payment of the installment divided by the number
                           of installments remaining to be paid (including the
                           installment the amount of which is being
                           determined); or

                  (d)      Annual installments over a period of fifteen (15)
                           years, with each installment being equal to the
                           balance in the Deferral Account immediately prior
                           to payment of the installment divided by the number
                           of installments remaining to be paid (including the
                           installment the amount of which is being
                           determined); provided, however, that this
                           distribution schedule may be elected only in
                           conjunction with the Eligible Trustee's election to
                           commence distributions upon a Separation from
                           Service.

                  If an  Eligible  Trustee  fails to  designate  the  period  of deferral  or the  manner  of  distribution  to apply to his or
                  her  Deferral   Account,   the  Deferral   Account   shall  be
                  distributed in a lump sum upon the Trustee's  Separation  from
                  Service.

         4.2      Special  Election.  Prior to January 1,  2007,  Trustees  may
                  elect to change on a one-time basis the  distribution  date or
                  distribution    schedule    applicable    to   any    deferred
                  compensation  deferred in prior years to a  distribution  date
                  or   distribution   schedule   permitted   under   this  Plan.
                  However,   conversion  is  available   only  with  respect  to
                  amounts that would not  otherwise be payable in 2006,  and may not  cause  an  amount  to be  paid  in 2006  that  would  not otherwise be payable in such year.

         4.3      Hardship and  Unforeseeable  Emergency.  A Trustee may request at any time a  withdrawal  of part or all of the  amount  then credited  to  his  or  her  Deferral  Account  on  account  of
                  Hardship and  Unforeseeable  Emergency by submitting a written request to the  Administrator  accompanied  by  evidence  that his or her  financial  condition  constitutes  a Hardship  and
                  Unforeseeable   Emergency.  The  Administrator  shall  forward
                  such  request to the Board,  which will  review the  Trustee's request  and  determine  the  extent,  if any,  to which  such request is  justified.  Any such  withdrawal  shall be limited
                  to  an   amount   necessary   to   meet   the   Hardship   and
                  Unforeseeable  Emergency  plus amounts  necessary to pay taxes reasonably  anticipated as a result of the  distribution,  but not more than the amount of the  Trustee's  Deferral  Account.
                  In the event that a Trustee  shall receive a  distribution  on
                  account  of  Hardship   and   Unforeseeable   Emergency,   all
                  deferrals from his Compensation  shall  immediately  cease for the remainder of the Deferral  Year in which the  distribution on account of Hardship and Unforeseeable Emergency is made.

         4.4      Disability.  If a  Trustee  becomes  Disabled  prior  to  the commencement of the  distribution  of the amounts  credited to his or  her  Deferral  Account,  the  Board  shall  cause  the amount  then  credited  to his or her  Deferral  Account to be
                  distributed   to  him   or   her  or  to  his  or  her   legal
                  representative  in a  lump  sum,  subject  to  such  rules  or procedures as the Board may determine.

         4.5      Change in Control. [Reserved.]

         4.6      Death Prior to  Complete  Distribution  of  Deferral  Account.
                  Upon the death of the  Trustee,  the  balance of such  Account shall be distributed  to his or her  Beneficiary in a lump sum as soon as  practicable  after  the  Trustee's  death.  In the event of the death of the Trustee  after the  commencement  of such distribution,  but prior to the complete  distribution of his  or her  Deferral  Account,  the  balance  of the  amounts credited to his or her Deferral  Account shall be  distributed to his or her  Beneficiary  over the  remaining  period during which such amounts  were  distributable  to the Trustee  under
                  Section 4.1 hereof.

         4.7      Designation  of  Beneficiary.  For  purposes  of  Section  4.6 hereof,  the  Trustee's  Beneficiary  shall be the  person  or persons so designated  by the Trustee in a written  instrument submitted  to the  Administrator.  In the  event  the  Trustee
                  fails  to  properly  designate  a  Beneficiary,   his  or  her
                  Beneficiary  shall be the  person or  persons  in the first of the following classes of successive  preference  Beneficiaries surviving  at the  death of the  Trustee:  the  Trustee's  (1)
                  surviving spouse or (2) estate.

         4.8      Payments  Due  Missing   Persons.   The  Funds  shall  make  a
                  reasonable  effort to locate all persons  entitled to benefits under this Plan.  However,  notwithstanding  any provisions of this  Plan to the  contrary,  if,  after a period  of five (5)
                  years from the date such benefit  shall first become  payable, any such persons  entitled to benefits  have not been located, their  rights  under this Plan shall stand  suspended.  Before this  provision  becomes  operative,  the  Fund  shall  send a certified  letter  to all such  persons  to their  last  known address  advising  them that  their  benefits  under this Plan shall  be  suspended.  Any  such  suspended  amounts  shall be held by the Fund for a period  of three (3)  additional  years
                  (or a total  of eight  (8)  years  from the time the  benefits first  become  payable) and  thereafter,  if  unclaimed,  such amounts shall be forfeited.

         4.9      Distribution   Dates.   For  purposes  of  any   distribution
                  required to be made under this Plan,  the  payment  date shall be the  first day of the  quarter  immediately  following  the
                  event   requiring   distribution  or  as  soon  thereafter  as
                  practicable.

5.       AMENDMENTS AND TERMINATION

         5.1      Amendments

                  (a)      The Funds and the Trustee may, by a written
                           instrument signed by both such parties, amend a
                           Trustee's deferred compensation arrangement under
                           this Plan at any time and in any manner, provided
                           that any such amendment must comply with Section
                           409A of the Code and no such amendment may
                           accelerate the distribution from the Trustee's
                           Deferral Account of amounts previously deferred,
                           unless permitted under Section 409A of the Code.

                  (b)      The Funds reserve the right to amend, in whole or
                           in part, and in any manner, any or all of the
                           provisions of this Plan by action of their
                           respective Boards of Trustees for the purposes of
                           complying with any provision of the Code or any
                           other technical or legal requirements, provided
                           that:

                           (1)   No such amendment shall make it possible for
                           any part of the Trustee's Deferral Account to be
                           used for, or diverted to, purposes other than for
                           the exclusive benefit of the Trustee or his or her
                           Beneficiaries, except to the extent otherwise
                           provided in this Plan or permitted under Section
                           409A; and

                           (2)   No such amendment may reduce the amount of
                           the Trustee's Deferral Account as of the effective
                           date of such amendment.

                           Notwithstanding    Section   5.1(b)(1)   above,   the
                           Trustee's  Deferral  Account  shall be subject to the
                           claims of the creditors of the Funds.

         5.2      Termination.   The  Funds   may,   by  action  of  the  Board,
                  terminate  this Plan at any time.  The  rights of a Trustee to his or her Deferral  Account  shall  become  payable as of the
                  Valuation   Date   coincident   with  or  next  following  the
                  effective  date of the  termination  of this Plan, but only if the Board  determines  that such payment  does not  constitute an impermissible  acceleration of deferred  compensation under
                  Section 409A of the Code.

6.        MISCELLANEOUS

         6.1      Rights of Creditors.

                  (a)      This Plan is unfunded and is not creating a Trust.
                           Neither the Trustee nor any other persons shall
                           have any interest in any specific asset or assets
                           of any Fund by reason of any Deferral Account
                           hereunder, nor any rights to receive distribution
                           of his or her Deferral Account except, and as to
                           the extent, expressly provided hereunder.  The
                           Funds shall not be required to purchase, hold or
                           dispose of any investments pursuant to this Plan;
                           however, if in order to cover its obligation
                           hereunder a Fund elects to purchase any
                           investments, the same shall continue for all
                           purposes to be a part of the general assets and
                           property of that Fund, subject to the claims of its
                           general creditors and no person other than that
                           Fund shall by virtue of the provisions of this Plan
                           have any interest in such assets other than an
                           interest as a general creditor.

                  (b)      The rights of the Trustee and the Beneficiaries to
                           the amounts held in the Deferral Account are
                           unsecured and shall be subject to the claims of
                           creditors of the Funds.  With respect to the
                           payment of amounts held under the Deferral Account,
                           the Trustee and his or her Beneficiaries have the
                           status of unsecured creditors of the Funds.  This
                           Plan is executed on behalf of the Funds by an
                           officer of the Fund as such and not individually.
                           Any obligation of the Fund hereunder shall be an
                           unsecured obligation of the Fund and not of any
                           other person.

         6.2      Agents.  The Funds may  employ  agents and  provide  for such clerical,  legal,  actuarial,  accounting,  advisory  or other services  as they  deem  necessary  to  perform  their  duties under  this  Plan.  The  Funds  shall  bear  the  cost of such services and all other  expenses  incurred in connection  with the administration of this Plan.

         6.3      Incapacity.    If   the   Board   shall   receive    evidence
                  satisfactory  to  it  that  the  Trustee  or  any  Beneficiary entitled  to  receive  any  benefit  under the Plan is, at the time  when  such  benefit  becomes  payable,  a  minor,  or is physically  or mentally  incompetent  to receive  such benefit and  to  give a  valid  release  therefor,  and  that  another person or an  institution  is then  maintaining or has custody
                  of  the  Trustee  or   Beneficiary   and  that  no   guardian,
                  committee  or  other  representative  of  the  estate  of  the
                  Trustee or  Beneficiary  shall have been duly  appointed,  the
                  Board may make  payment of such benefit  otherwise  payable to
                  the   Trustee  or   Beneficiary   to  such  other   person  or
                  institution,  including a custodian  under a Uniform  Gifts to
                  Minors  Act,  or  corresponding  legislation  (who shall be an adult,  a guardian of the minor or a trust  company),  and the release of such other person or  institution  shall be a valid and complete discharge for the payment of such benefit.

         6.4      Governing  Law.  This Plan shall be  governed  by the laws of the State of New York.

         6.5      Non-guarantee  of  Trusteeship.   Nothing  contained  in  this
                  Plan shall be  construed  as a contract  or  guarantee  of the right of the  Trustee to be, or remain  as, a director  of any
                  Fund  or  to  receive   any,  or  any   particular   rate  of,
                  Compensation from any Fund.

         6.6      Counsel.  The Funds  may  consult  with  legal  counsel  with respect to the  meaning  or  construction  of the Plan,  their respective  obligations  or duties  hereunder  or with respect to any action or  proceeding  or any question of law, and they shall be fully  protected  with respect to any action taken or omitted  by them in  good  faith  pursuant  to the  advice  of legal counsel.

         6.7      Non-transferability    of   Interests.    A   Trustee's   and
                  Beneficiaries'  interests in the  Deferral  Account may not be anticipated,  sold, encumbered,  pledged, mortgaged,  charged,
                  transferred,   alienated,   assigned  nor  become  subject  to
                  execution,  garnishment  or  attachment  and any attempt to do so by any  person  shall be deemed  null and  void;  the Funds shall not  recognize  the rights of any party  under this Plan except  those  of the  Trustee  or  his  or  her  Beneficiary;
                  provided  that this  Section 6.7 shall not  preclude the Funds from  offsetting  any  amount  currently  payable to a Trustee hereunder by any amount owed by such Trustee to the Funds.

         6.8      Notices.  For  purposes  of this Plan,  notices and all other communications  provided  for in this Plan shall be in writing and shall be deemed to have  been duly  given  when  delivered
                  personally   or  mailed  by  United   States   registered   or
                  certified mail,  return receipt  requested,  postage  prepaid,
                  or  by  nationally   recognized   overnight  delivery  service
                  providing  for a  signed  return  receipt,  addressed  to  the
                  Trustee at the home  address  set forth in the Funds'  records and to the Funds at the  address  set forth on the first  page of this Plan,  provided  that all notices to the Fund shall be directed  to the  attention  of the  Administrator  or to such other  address  as  either  party  may have  furnished  to the other in writing in  accordance  herewith,  except that notice of change of address shall be effective only upon receipt.

         6.9      Effect on Other Deferred Compensation  Policies.  Effective as
                  of the date hereof,  this Plan replaces,  and supersedes,  all other non-qualified  elective deferred  compensation  policies of the Funds with respect to Trustees.

         6.10     Interpretation    of    Plan.    Interpretations    of,    and
                  determinations  related  to,  this  Plan  made by the Funds in good faith,  including  any  determinations  of the amounts of the Deferral  Account,  shall be  conclusive  and binding upon all  parties;  and the Fund shall not incur any  liability  to the Trustee for any such  interpretation  or  determination so made or for any other  action taken by it in  connection  with this Plan in good faith.

         6.11     Successors  and  Assigns.  This  Agreement  shall  be  binding upon,  and shall  inure to the benefit of, the Funds and their respective  successors  and assigns and to the Trustee and his
                  or  her  heirs,   executors,   administrators   and   personal
                  representatives.

         6.12     Severability.  In the  event  any  one or more  provisions  of this Agreement are held to be invalid or  unenforceable,  such illegality or  unenforceability  shall not affect the validity or  enforceability  of the other  provisions  hereof  and such other  provisions  shall  remain  in  full  force  and  effect unaffected by such invalidity or unenforceability.

         IN WITNESS  WHEREOF,  the Funds have caused this Plan to be executed as of the day and year first above written.

BOARD OF TRUSTEES OF THE FUNDS

By: /s/ Phillip Gillespie

Name:    Phillip Gillespie

Title: Assistant Secretary